                                                                                            Exhibit 10.128

                                                        SUPPLY TRANSFER AGREEMENT

       THIS SUPPLY TRANSFER AGREEMENT ("Agreement") is made effective as of March 21, 2001, by and between IMMUNEX CORPORATION, a
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Washington corporation having its principal place of business at 51 University Street, Seattle, Washington 98101 ("Immunex"), and
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MEDIMMUNE, INC., a Delaware corporation, having its principal place of business at 35 West Watkins Mill Road, Gaithersburg, Maryland
20878  ("MedImmune").
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       WHEREAS, Immunex sells and distributes commercially the biopharmaceutical product Enbrel(R)(etanercept) in the United States, pursuant to its approved Biologics License Application ("BLA") for the product;
                                                         ---

       WHEREAS, MedImmune sells and distributes commercially the biopharmaceutical product Synagis(R)(palivizumab) throughout the world, pursuant to its approved product registrations therefor;

       WHEREAS, Enbrel and Synagis are both currently manufactured by Boehringer Ingelheim Pharma KG, a German corporation with a manufacturing operation located in Biberach an der Riss, Federal Republic of Germany ("BIP"), pursuant to separate supply agreements
                                                                                       ---
that BIP has entered into with Immunex and MedImmune, respectively;

       WHEREAS, Immunex is seeking to obtain additional manufacturing capacity for Enbrel from BIP beyond the manufacturing capacity currently reserved for Enbrel in the supply agreement between Immunex and BIP;

       WHEREAS, MedImmune may, as a result of additional manufacturing capacity obtained for Synagis elsewhere, be in a position to relinquish some of the manufacturing capacity that it has reserved for Synagis at BIP (CONFIDENTIAL TREATMENT REQUESTED); and

       WHEREAS, Immunex desires to obtain, and MedImmune desires to transfer to Immunex, any such manufacturing capacity at BIP that
MedImmune is able to relinquish, all on the terms and conditions set forth in this Agreement.

       NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (as defined herein) hereto, intending to be legally bound, do hereby agree as follows:

                                                         Article 1. Definitions
                                                         ----------------------

         1.1      "Affiliate" shall mean any corporation or business entity of which a Party owns directly or indirectly, fifty
                   ---------
percent(50%) or more of the assets or outstanding stock, or any corporation which a Party directly or indirectly controls, or any parent corporation that owns, directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock of a Party or directly or indirectly controls a Party.  For purposes of this Agreement, American Home Products Corporation shall be deemed an  of
Affiliate Immunex.

         1.2      "BIP Facility" shall mean BIP's manufacturing campus located at Birkendorfer Stra(beta)e 65, 88397 Biberach an der
                   ------------
Riss, Federal Republic of Germany, at which Enbrel (as defined herein) and Synagis (as defined herein) are manufactured.

         1.3      "Enbrel" shall mean the pharmaceutical product etanercept, in any form.
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         1.4      "Enbrel Bulk Drug Substance" shall mean etanercept in bulk drug substance form.
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         1.5      "Enbrel Bulk Drug Substance Lot" shall mean a single (CONFIDENTIAL TREATMENT REQUESTED) L fermentation scale lot
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of purified etanercept, processed to result in bulk drug substance.

         1.6      "Enbrel Finished Product" shall mean Enbrel Bulk Drug Substance that has been formulated, compounded, filled into
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vials and lyophilized by BIP, and then labeled by a third party for commercial distribution, in accordance with the terms of the
Enbrel Supply Agreement (as defined herein) and a third party supply agreement for the labeling and packaging operations for Enbrel.

         1.7      "Enbrel Four-Pack" shall mean a unit that includes four (4) vials of Enbrel Finished Product and that has been
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labeled, packaged, and is commercially saleable as a unit.

         1.8      "Enbrel Run" shall mean a single (CONFIDENTIAL TREATMENT REQUESTED)fermentation scale run of the process for
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manufacturing Enbrel in bulk form.

1.9      "Enbrel Supply Agreement" shall mean the November 5, 1998 agreement among Immunex, BIP, and American Home Products
          -----------------------
Corporation for the manufacture of Enbrel at the BIP Facility, as amended by the parties thereto.

1.10     "Enhanced Yield Process" or "EYP" shall mean certain process steps and materials that MedImmune anticipates using at its
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Frederick, Maryland facility to manufacture Synagis, upon receiving approval from the U.S. Food and Drug Administration ("FDA")
                                                                                                                          ---
therefor.

         1.11     "Party" or "Parties" shall mean Immunex and/or MedImmune, as the context requires.
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         1.12     "Successful Enbrel Run" shall mean an Enbrel Run that has resulted in any quantity of Enbrel Four-Packs that have
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been released for commercial sale according to the terms in the Enbrel Supply Agreement.

         1.13     "Synagis" shall mean the pharmaceutical product palivizumab, in any form.
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         1.14     "Synagis Contract Runs" shall mean the production runs scheduled for the manufacture of Synagis at the BIP
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Facility under the Synagis Supply Agreement (as defined herein), (CONFIDENTIAL TREATMENT REQUESTED).

         1.15     "Synagis Supply Agreement" shall mean the agreement dated November 21, 1997 between MedImmune and BIP for the
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manufacture of Synagis at the BIP Facility.

         1.16     "Transferred Run(s)" means the Unused Synagis Run(s) as to which MedImmune provides written notice to Immunex
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under Section 2.1.

         1.17     "Unused Synagis Runs" shall mean, (CONFIDENTIAL TREATMENT REQUESTED), that number of Synagis Contract Runs
                   -------------------
remaining in the particular calendar year that MedImmune releases to BIP.

                                                  Article 2. Transfer of Synagis Runs
                                                  ------------------------------------

2.1      Production Runs
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(a)      Immunex and MedImmune understand and agree that, within the sole discretion of MedImmune, MedImmune may release Synagis
Contract Runs to BIP but that MedImmune is under no obligation to release any Synagis Contract Runs to BIP unless MedImmune has obtained approval from the FDA to implement the EYP at MedImmune's Frederick, Maryland manufacturing facility, and MedImmune, within its sole discretion, has determined that certain Synagis Contract Runs are not needed for MedImmune's commercial needs for Synagis.
In such event, the obligation to release Synagis Contract Runs to Immunex shall only extend to those Synagis Contract Runs as to which MedImmune within its sole discretion has determined are not needed by MedImmune for MedImmune's commercial needs for Synagis.

                           (b)  MedImmune and Immunex agree that it is an important aspect of this Agreement that Immunex and BIP be made aware of potential Unused Synagis Runs as soon as possible.  MedImmune agrees to notify Immunex of the scheduling of Synagis
Contract Runs and to promptly notify Immunex when MedImmune decides to release or is obligated to release Synagis Contract Runs.
Immunex and MedImmune each agree to use reasonable efforts to communicate with and work with each other and BIP in order to avoid any unnecessary delay in allowing Immunex to start an Enbrel Run as a result of the transfer of any Unused Synagis Run hereunder.

                           (c)  The parties understand and agree that MedImmune is under no obligation to ensure that BIP will allot
Transferred Synagis Runs to Immunex and MedImmune has no liability to Immunex in the event that Transferred Synagis Runs are not alloted to Immunex.

         2.2      Transfer. Immunex shall become legally and financially responsible to BIP for any Transferred Run that is allotted
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to Immunex by BIP under the terms of the Enbrel Supply Agreement.

                                                         Article 3. Compensation
                                                         -----------------------

         3.1      Payment for Enbrel Run Starts.  Immunex shall pay MedImmune (CONFIDENTIAL TREATMENT REQUESTED) for each Enbrel Run
                  -----------------------------
made available to Immunex by BIP as a result of a Transferred Run, which amount shall become due and payable within sixty (60) days after production (CONFIDENTIAL TREATMENT REQUESTED) for each such Enbrel Run (CONFIDENTIAL TREATMENT REQUESTED).  Immunex shall notify MedImmune when an Enbrel Run satisfies the criteria in this Section 3.1 within (CONFIDENTIAL TREATMENT REQUESTED) after such criteria are satisfied, and if so requested by MedImmune, Immunex shall instruct BIP to confirm same.

         3.2      Payment for Successful Enbrel Runs.  In addition to the amount set forth in Section 3.1 above, Immunex shall pay
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MedImmune, for each Successful Enbrel Run, an amount based on the following formula:

                  (a)  A fraction shall be calculated as follows:

                                        (i)  the numerator shall be the number of Enbrel Four-Packs obtained from the Successful
                           Enbrel Run; and

                                        (ii)  the denominator shall be the average number of Enbrel Four-Packs obtained from a
                           Successful Enbrel Run during the year 2000.

                  (b)      The fraction calculated in Section 3.2(a) above shall be multiplied by (CONFIDENTIAL TREATMENT REQUESTED)
to determine the additional payment owed by Immunex for such Successful Enbrel Run.

Notwithstanding the foregoing, Immunex shall not be obligated to pay MedImmune more than (CONFIDENTIAL TREATMENT REQUESTED), pursuant to this Section 3.2, for each Successful Enbrel Run.

         3.3      Additional MedImmune Costs and Expenses.  For (CONFIDENTIAL TREATMENT REQUESTED).  Within (CONFIDENTIAL TREATMENT
                  ---------------------------------------
REQUESTED) days after incurring any such costs, MedImmune shall provide Immunex with a written statement of such costs, along with reasonable documentation therefor.  (CONFIDENTIAL TREATMENT REQUESTED) days after receiving such properly prepared statement and documentation, Immunex shall pay to MedImmune any such amounts as provided in Section 3.4.

         3.4        Payment Method.  Within (CONFIDENTIAL TREATMENT REQUESTED) after the last day of each calendar quarter during
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the term hereof during which Immunex incurs amounts that it owes MedImmune under Section 3.2, Immunex shall deliver to MedImmune a report setting forth the amounts owed hereunder incurred during such calendar quarter, along with payment of such amount.  Such reports shall be considered Confidential Information of Immunex subject to the terms of Article 5 hereof.

         3.5      Inspection of Books and Records.  Immunex shall maintain accurate books and records, which enable the calculation
                  -------------------------------
of amounts payable hereunder to be verified, and shall retain such books and records for each quarterly period for two (2) years after submission of the payment and corresponding report under Section 3.4 above.  Upon at least thirty (30) days' prior written notice to Immunex, independent public accountants selected by MedImmune and reasonably acceptable to Immunex may have access to the books and records of Immunex during normal business hours to conduct a review or audit of such books and records, solely and to the extent necessary to confirm the accuracy of Immunex's calculation and payment of amounts due in accordance with the terms hereof. All information obtained during any such review or audit shall be Confidential Information of Immunex subject to the terms of Article 5 hereof, including information related to the number of Enbrel Four-Packs obtained during any Successful Enbrel Run and the average number of Enbrel Four Packs obtained from a Successful Enbrel Run during the year 2000.  Any such review or audit shall be at the expense of MedImmune; provided, however, that if such accountants reasonably determine that such amounts have been, for any calendar quarter, understated by an amount equal to or greater than (CONFIDENTIAL TREATMENT REQUESTED), Immunex shall, in addition, to remitting the additional amount determined to be due, pay all reasonable fees and expenses incurred by such accountants in making such determination.

                                                    Article 4. Term; Termination
                                                    ----------------------------

4.1      Term.  This Agreement shall take effect as of the date set forth above and, unless earlier terminated as set forth in
         ----
                           Section 4.2 below, shall expire on (CONFIDENTIAL TREATMENT REQUESTED).

         4.2      Termination for Breach.  Either Party may terminate this Agreement for material breach of the other terms hereof
                  ----------------------
by the other Party, after providing at least (CONFIDENTIAL TREATMENT REQUESTED) days' prior written notice to the other Party specifying the precise nature of the breach.  In the event that the Party receiving such notice has not cured the breach within such (CONFIDENTIAL TREATMENT REQUESTED) day period (or within a longer reasonable period of time if the breaching Party delivers a written certification that such material breach is not reasonably capable of being cured within (CONFIDENTIAL TREATMENT REQUESTED)
days and that such Party is working diligently to cure such breach), this Agreement shall be terminable immediately upon written notice by the non-breaching Party.

         4.3      Amounts Due.  Expiration or termination of this Agreement for any reason shall not exempt either Party from
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paying to the other Party any amounts due to such Party and outstanding at the time of such expiration or termination.

                                                       Article 5. Confidentiality
                                                       --------------------------

         5.1      Definition of Confidential Information.  For the purposes of this Agreement, "Confidential Information" shall mean
                  --------------------------------------                                        ------------------------
any information disclosed by one Party ("Disclosing Party") to the other Party ("Receiving Party") and designated as "CONFIDENTIAL"
                                         ----------------                        ---------------
in writing at the time of any written disclosure, or, in the event of oral disclosure or disclosure by demonstration, identified in writing as "CONFIDENTIAL" no later than thirty (30) days after such oral disclosure or disclosure by demonstration.  Confidential
Information shall also include such information or materials that would reasonably be identified or understood by the Receiving
Party as the confidential or proprietary information of the Disclosing Party, even if they are not so identified as described in the previous sentence.  Confidential Information shall not, however, include:

                  (a)  information which was already known by the Receiving Party at the time of its disclosure hereunder, as evidenced by the Receiving Party's written records;

                  (b)  information disclosed to the Receiving Party by a third party lawfully in possession of such information and not under an obligation of nondisclosure to the Disclosing Party in respect thereof;

                  (c)  information which at the time of disclosure is or subsequently becomes patented, published or otherwise part of the public domain, except by breach of this Agreement by the Receiving Party;

                  (d)  information developed by the Receiving Party independently of information obtained from the Disclosing
Party; or

                  (e)  information which is required to be disclosed by law, regulation or the order of a judicial or administrative authority; provided, however, that the Receiving Party (1) gives the Disclosing Party sufficient advance written notice to permit it to seek a protective order or other similar order with respect to such Confidential Information and (2)
thereafter discloses only the minimum Confidential Information required to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by such Disclosing Party.

         5.2        Disclosure and Use of Confidential Information.
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                  (a)  Obligations.  The Receiving Party, its employees, and its agents shall not disclose Confidential Information
                       -----------
of the Disclosing Party to any third party without the prior written consent of the Disclosing Party.  In addition, the Receiving
Party, its employees, and its agents shall not use Confidential Information of the Disclosing Party for any purpose other than for purposes consistent with this Agreement.

                  (b)  Exceptions.  Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information (i) to
                       ----------
its employees, Affiliates, consultants, agents or contractors who have a need to know such information for the Receiving Party to perform its obligations hereunder or for other purposes consistent with this Agreement, and (ii) to BIP for purposes consistent with this Agreement.

                  (c)  Maintenance of Confidentiality.  Each Party shall use reasonable and customary precautions to safeguard the
                       ------------------------------
other Party's Confidential Information, including ensuring that all employees, Affiliates, consultants, agents, or contractors who are provided access to such Confidential Information are informed of the confidential and proprietary nature of such Confidential
Information and are under obligations of confidentiality with respect to such Confidential Information similar to those set forth herein.

         5.3      Return of Confidential Information.  Upon expiration or termination of this Agreement, and upon written request
                  ----------------------------------
by the Disclosing Party, the Receiving Party shall promptly return to the Disclosing Party all Confidential Information that the
Receiving Party has received from the Disclosing Party hereunder.  The Receiving Party may retain one copy of each item of
Confidential Information disclosed to it hereunder, provided that such copy shall be retained and used solely for compliance purposes and shall be held in the Receiving Party's confidential files.

         5.4      Remedies.  Either Party shall be entitled to seek injunctive relief to enforce the terms of this Article 5.
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         5.5      Survival.  The terms of this Article 5 shall survive expiration or termination of this Agreement and continue for
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a period of (CONFIDENTIAL TREATMENT REQUESTED) thereafter.

         5.6      Nonuse Obligations.   Except as expressly provided in this Agreement, no right or license, either express or
                  ------------------
implied, under any patent, trademark or proprietary right is granted hereunder by virtue of the execution of this Agreement or the disclosure by either Party of its Confidential Information to the other Party hereunder.

                                                  Article 6. Consequential Damages
                                                  --------------------------------

         6.1      Disclaimer of Consequential Damages.  In no event shall either Party be liable to the other Party hereunder for
                  -----------------------------------
incidental or consequential damages.

                                    Article 7. Press Releases; Use of Names, Disclosure of Agreement.
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         7.1      Press Releases.  No press release, publicity or other form of public written disclosure related to this Agreement
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shall be permitted by either Party to be published or otherwise disclosed unless the other Party has indicated its consent to the form of the release in writing.  Notwithstanding the foregoing, if a Party is required by law, in the reasonable judgment of its counsel, to make a public disclosure regarding this Agreement to fulfill its applicable regulatory reporting or other legal disclosure obligations, such Party shall provide as much notice as reasonably possible to the other Party, shall permit the other
Party an opportunity to review and comment on the disclosure to the extent reasonably practicable, and shall give due consideration to any such comments provided by the other Party.

         7.2      Use of Names.  MedImmune shall not make use of the name of Immunex or any of its Affiliates in any advertising or
                  ------------
promotional material, or otherwise, without the prior written consent of the entity named.  Immunex shall not make use of the name of MedImmune or any of its Affiliates in any advertising or promotional material, or otherwise, without the prior written consent of the entity named.

         7.3      Disclosure of Agreement.  Notwithstanding anything else herein to the contrary and except for public disclosures
                  -----------------------
as provided in Section 7.1, both parties agree not to disclose any of the terms of this Agreement or the existence of this Agreement to any third person or entity except to the extent that a Party receives a written opinion of counsel that disclosure of this
Agreement is required by applicable law, and in such case, such Party shall take all reasonable steps to ensure that such disclosure is subject to confidentiality obligations. Notwithstanding any other provision to the contrary in this Section 7.3, Immunex and
MedImmune may disclose the existence but not the terms of this Agreement to BIP, and Immunex may disclose the terms of this
Agreement to American Home Products Corporation and/or its Affiliates ("AHP"), provided AHP has agreed to be bound by obligations of non-disclosure at least as restrictive as those contained in this Agreement.

                                                         Article 8. Assignment.
                                                         ----------------------

         8.1      Assignment.  This Agreement shall be binding upon the successors and assigns of the Parties and the name of a
                  ----------
Party appearing herein shall be deemed to include the names of its successors and assigns.  Neither Party may assign its interest under this Agreement without the prior written consent of the other Party; provided, however, either Party may assign its interest under this Agreement, without the prior written consent of the other Party, (a) to an Affiliate, so long as the assigning Party unconditionally guarantees the obligations of such Affiliate or (b) to a successor of the assigning Party's business by reason of merger, sale of all or substantially all of its assets or other form of acquisition, provided that such successor agrees in writing to assume all of the obligations of the assigning Party under this Agreement.  Such consent shall not be unreasonably withheld.
Any purported assignment without a required consent shall be void.  No assignment shall relieve either Party of responsibility for the performance of any obligation which accrued prior to the effective date of such assignment.

                                                     Article 9. Dispute Resolution.
                                                     ------------------------------

         9.1        Exclusions.  Section 9.2 below shall not apply to any disputes arising under Article 5 (Confidentiality).
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         9.2        Dispute Resolution.  The Parties recognize that a bona fide dispute as to certain matters may from time to time
                    ------------------
arise during the term of this Agreement which relates to a Party's rights and/or obligations hereunder.  In the event of the occurrence of such a dispute, either Party may, by notice to the other Party, have such dispute referred to their respective officers designated herein, or their successors or designees, for attempted resolution by good faith negotiations within thirty (30)
days after such notice is received.  Such designated officers are as follows:

         For Immunex - Mark Booth, Senior Vice President and General Manager, Enbrel Franchise

         For MedImmune - Michael Richmann, Senior Vice President, Corporate Development and Administration

         In the event the designated officers are not able to resolve such dispute within such thirty (30)-day period, or such other period of time as the Parties may mutually agree in writing, each Party shall have the right to pursue any and all remedies available at law or in equity.

                                                       Article 10. Miscellaneous.
                                                       --------------------------

         10.1 Notices.  Any notice required or permitted to be given hereunder by either Party shall be in writing and shall be (a)
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delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by a nationally-recognized courier service guaranteeing next-day delivery, charges prepaid, or (d) delivered by facsimile (with the original promptly sent by any of the foregoing manners), to the addresses or facsimile numbers of the other Party set forth herein, or at such other addresses as may from time to time be furnished by similar notice by either Party.  The effective date of any notice hereunder shall be the date of receipt by the receiving Party.

       If to MedImmune:          MedImmune, Inc.
                                 35 West Watkins Mill Road
                                 Gaithersburg, MD  20878
                                 Attention:  Senior Vice President, Business Development
                                 Fax:  301-527-4214
                                 Phone:  301-527-4454

       If to Immunex:            Immunex Corporation
                                 51 University Street
                                 Seattle, Washington 98101
                                 Attention:  Senior Vice President and General Manager Enbrel Franchise
                                 Fax: (206) 839-0806
                                 Phone: (206) 587-0430

       with a copy to:           Immunex Corporation
                                 51 University Street
                                 Seattle, Washington 98101
                                 Attention: General Counsel
                                 Fax: (206) 292-9271
                                 Phone: (206) 587-0430

         10.2 Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of
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Maryland, exclusive of choice-of-law rules.

         10.3 Headings. All headings in this Agreement are for convenience of reference only and shall not affect the interpretation
              --------
of this Agreement.

         10.4 Severance.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent
              ---------
jurisdiction, all other provisions shall continue in full force and effect.

         10.5 Independent Contractors.    Each of the Parties is an independent contractor and nothing herein contained shall be
              -----------------------
deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between the Parties.  Neither Party shall hold itself out to third parties as purporting to act on behalf of, or serving as the agent of, the other Party.

         10.6     Waiver.  No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise in any
                  ------
one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement.

         10.7     Counterparts. This Agreement and any amendment hereto may be executed in any number of counterparts, each of which
                  ------------
shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         10.8 Survival.  The provisions of Articles 3, 5, 6, 7, 9 and 10 and Sections 2.2, 4.3, 7.3 and 10.8 shall survive
              --------
expiration or termination of this Agreement for the period of time stated therein, or if no period of time is stated therein, then indefinitely.

         10.9 Entirety; Amendments.  This Agreement constitutes the full understanding of the Parties and a complete and exclusive
              --------------------
statement of the terms of their agreement with respect to the subject matter hereof, and no terms, conditions, understandings or agreements purporting to modify or vary the terms thereof shall be binding unless it is hereafter made in writing and signed by both
Parties.  No modification to this Agreement shall be effected by the acknowledgment or acceptance of any purchase order or shipping instruction forms or similar documents containing terms or conditions at variance with or in addition to those set forth herein.  In the event of a conflict between this Agreement and the exhibits hereto, the terms of this Agreement shall control.  This Agreement may be amended and supplemented only by a written instrument signed by both Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

IMMUNEX CORPORATION                     MEDIMMUNE, INC.

By: /s/ Mark D. Booth                   By:  /s/ Melvin D. Booth

Name:  Mark D. Booth                    Name: Melvin D. Booth

Title: General Manager- Enbrel          Title: President and Chief Operating Officer

Date: March 26, 2001                    Date: March 21, 2001